State of Delaware
Secretary of State
Division of Corporations
Delivered 12:41 PM 09/27/2007
FILED 12:08 PM 09/27/2007
SRV 071059511 - 4430590 FILE

CERTIFICATE OF INCORPORATION

FIRST: The name of this corporation shall be: EXPEDITE 1 INC.

SECOND: Its registered office in the State of Delaware is to be located 2711 Centerville Road, Suite 400, Wilmington, County of New Castle, Delaware, 19808. The name of its registered agent at such address is Corporation Service Company.

THIRD: The purpose or purposes of the corporation shall be:

To engage in any lawful act or activity including for which corporations may be organized under the General Corporation Law of Delaware.

FOURTH: The total number of shares of stock which this corporation is authorized to issue is Two-hundred Fifty million (250,000,000) of which Two-hundred million (200,000,000) shares of common stock with $.001 par value and Fifty million (50,000,000) shares of preferred stock with $.001 par value.

The powers, preferences and rights and the qualification, limitation and restrictions thereof shall be determined by the board of directors.

FIFTH: The name and address of the incorporator is as follows:

Corporation Service Company
2711 Centerville Road, Suite 400
Wilmington, Delaware 19808

SIXTH: The Board of Directors shall have the power to adopt, amend or repeal the by-laws.

SEVENTH: No director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law, (i) for breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article Seventh shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

IN WITNESS WHEREOF, the undersigned, being the incorporator herein before named, has executed signed and acknowledged this certificate of incorporation this 27th day of September, 2007.

Corporation Service Company, Incorporator By: /s/ Joan Taylor Joan Taylor Assistant Secretary

STATE OF DELAWARE

CERTIFICATION OF AMENDMENT

OF CERTIFICATE OF INCORPORATION

OF

EXPEDITE I, INC.

A corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware.

DOES HEREBY CERTIFY:

FIRST: That at a meeting of the Board of Directors of Expedite 1, Inc. resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof'. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate if Incorporation of this corporation be amended by changing the Article thereof numbered "First" so that, as amended, said Article shall be and read as follows:

The name of the corporation is hereby amended to InovaChem, Inc.

SECOND: that thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

FOURTH: That the capital of said corporation shall not be reduced under or by reason of said amendment.

IN WITNESS WHEREOF, said Expedite 1, Inc., has caused this certificate to be signed by Henry Toh, an Authorized Officer, this 11th day of February, 2008.

By: /s/ Henry Toh
Authorized Officer
Title: Vice Chairman of the Board, EVP
Name: Henry Toh
Print or type.

CERTIFICATE OF AMENDMENT

OF THE

CERTIFICATE OF INCORPORATION

OF

INOVACHEM, INC.

Under Section 242 of the Delaware General Corporation Law

InovaChem, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies as follows:

1.	The name of the corporation is InovaChem, Inc.

2.	The Certificate of Incorporation of the Corporation is hereby amended by amending and restating Article FIRST thereof in its entirety to read as follows:

FIRST: The name of the Corporation is NuGen Holdings, Inc.

3.
The amendment to the Certificate of Incorporation of the Corporation herein certified has been declared advisable by the Board of Directors of the Corporation and was duly adopted by the Board of Directors in accordance with the provisions of Sections 242 of the General Corporation Law of the State of Delaware (the “DGCL”) and such amendment was duly adopted by the stockholders of the Corporation entitled to vote thereon in accordance with the provisions of Section 228 of the DGCL.

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by Eric Takamura, its President and Chief Executive Officer, this 4th day of March 2010.

INOVACHEM, INC.

By:	/s/ Eric Takamura
Name: Eric Takamura
Title: President and Chief Executive Officer

CERTIFICATE OF AMENDMENT

OF THE

CERTIFICATE OF INCORPORATION

OF

INOVACHEM, INC.

Under Section 242 of the Delaware General Corporation Law

InovaChem, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies as follows:

1.	The name of the corporation is InovaChem, Inc.

2.	The Certificate of Incorporation of the Corporation is hereby amended by amending and restating Article FIRST thereof in its entirety to read as follows:

FIRST: The name of the Corporation is NuGen Holdings, Inc.

3.
The amendment to the Certificate of Incorporation of the Corporation herein certified has been declared advisable by the Board of Directors of the Corporation and was duly adopted by the Board of Directors in accordance with the provisions of Sections 242 of the General Corporation Law of the State of Delaware (the “DGCL”) and such amendment was duly adopted by the stockholders of the Corporation entitled to vote thereon in accordance with the provisions of Section 228 of the DGCL.

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by Eric Takamura, its President and Chief Executive Officer, this 4th day of March 2010.

INOVACHEM, INC.

By:	/s/ Eric Takamura
Name: Eric Takamura
Title: President and Chief Executive Officer